SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                   -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                SECTION 305(b)(2)
                                   -----------
                               MARINE MIDLAND BANK
               (Exact name of trustee as specified in its charter)

           New York                                          16-1057879
           (Jurisdiction of incorporation              (I.R.S. Employer
            or organization if not a U.S.            Identification No.)
            national bank)

           140 Broadway, New York, N.Y.                      10005-1180
           (212) 658-1000                                    (Zip Code)
           (Address of principal executive offices)

                               Warren L. Tischler
                              Senior Vice President
                               Marine Midland Bank
                                  140 Broadway
                          New York, New York 10005-1180
                               Tel: (212) 658-6560
            (Name, address and telephone number of agent for service)

                             CUC INTERNATIONAL INC.
               (Exact name of obligor as specified in its charter)

             Delaware                                  06-0918165
             (State or other jurisdiction            (I.R.S. Employer
             of incorporation or organization)    Identification No.)

             707 Summer Street
             Stamford, Connecticut                             06901
             (203) 324-9261                                   (Zip Code)
             (Address of principal executive offices)

             3% COVERTIBLE SUBORDINATED NOTES DUE FEBRUARY 15, 2002
                         (Title of Indenture Securities)

                                     General

Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.


Exhibit

T1A(i)       *       -        Copy of the Organization Certificate of
                              Marine Midland Bank.

T1A(ii)      *       -        Certificate of the State of New York
                              Banking Department dated December
                              31, 1993 as to the authority of Marine
                              Midland Bank to commence business.

T1A(iii)             -       Not applicable.

T1A(iv)     *        -       Copy of the existing By-Laws of Marine
                             Midland Bank as adopted on January
                             20, 1994.

T1A(v)               -       Not applicable.

T1A(vi)     *        -       Consent of Marine Midland Bank
                             required by Section 321(b) of the Trust
                             Indenture Act of 1939.

T1A(vii)             -       Copy of the latest report of condition of
                             the trustee (December 31, 1996),
                             published pursuant to law or the
                             requirement of its supervisory or
                             examining authority.

T1A(viii)            -       Not applicable.

T1A(ix)              -       Not applicable.


* Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 5th day of March, 1997.



                                       MARINE MIDLAND BANK


                                       By: /s/ Teresa S. Santos
                                           ------------------------
                                               Teresa S. Santos
                                               Assistant Corporate Trust Officer

                                EXHIBIT T1A (VII)

                             Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                             Federal Deposit Insurance Corporation
                             OMB Number: 3064-0052
                             Office of the Comptroller of the Currency
                             OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL                                      Expires March 31, 1999
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                                                                                                                               [ 1 ]
THIS FINANCIAL INFORMATION HAS NOT BEEN REVIEWED, OR CONFIRMED
FOR ACCURACY OR RELEVANCE, BY THE FEDERAL RESERVE SYSTEM.                               Please refer to page i,
                                                                                        Table of Contents, for
                                                                                        the required disclosure
                                                                                        of estimated burden.
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND FOREIGN OFFICES--FFIEC 031

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31,
1996                                                    (950630)
                                                        --------
                                                       (RCRI 9999)


This report is required by law; 12 U.S.C. ss.324 (State member banks); 12
U.S.C. ss. 1817 (State nonmember banks); and 12 U.S.C. ss.161 (National banks). This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.
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NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
-----------------------------------------------
     Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Gerald A. Ronning
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Signature of Officer Authorized to Sign Report

          1/27/97
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Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Bernard J. Kennedy
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Director (Trustee)

   /s/ Northrup R. Knox
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Director (Trustee)

   /s/ Henry J. Nowak
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Director (Trustee)
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FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
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FDIC Certificate Number           0   0   5   8   9
                                 --- --- --- --- ---
                                      (RCRI 9030)

                                     NOTICE

This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the

Marine Midland Bank              of Buffalo
-------------------              ----------
    Name of Bank                    City

in the state of New York, at the close of business
December 31, 1996


ASSETS
                                                         Thousands
                                                         of dollars
Cash and balances due from depository institutions:

   Noninterest-bearing balances
   currency and coin.........................          $    967,072
   Interest-bearing balances ................             1,867,936
   Held-to-maturity securities...............                     0
   Available-for-sale securities.............             2,841,138

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds sold........................             1,606,822
   Securities purchased under
   agreements to resell......................               235,041

Loans and lease financing receivables:

   Loans and leases net of unearned
   income.............................14,555,533
   LESS: Allowance for loan and lease
   losses.............................   415,451
   LESS: Allocated transfer risk reserve       0

   Loans and lease, net of unearned
   income, allowance, and reserve............            14,140,082
   Trading assets............................               891,546
   Premises and fixed assets (including
   capitalized leases).......................               189,690

Other real estate owned......................                 1,144
Investments in unconsolidated
subsidiaries and associated companies........                     0
Customers' liability to this bank on
acceptances outstanding......................                17,549
Intangible assets............................               187,259
Other assets.................................               399,875
Total assets.................................            23,345,154

LIABILITIES

Deposits:
   In domestic offices.......................            15,864,140

   Noninterest-bearing...........4,242,927
   Interest-bearing.............11,621,213

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs.......................             3,036,069

   Noninterest-bearing...........        0
   Interest-bearing..............3,036,069

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

   Federal funds purchased...................             1,225,738
   Securities sold under agreements to
   repurchase................................                58,491
Demand notes issued to the U.S. Treasury                    181,786
Trading Liabilities..........................               234,555

Other borrowed money:
   With original maturity of one year
   or less...................................                26,912
   With original maturity of more than
   one year..................................                     0
Mortgage indebtedness and obligations
under capitalized leases.....................                33,120
Bank's liability on acceptances
executed and outstanding.....................                17,549
Subordinated notes and debentures............               397,522
Other liabilities............................               386,942
Total liabilities............................            21,462,824
Limited-life preferred stock and
related surplus..............................                     0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus......................................                     0
Common Stock.................................               185,000
Surplus......................................             1,633,431
Undivided profits and capital reserves.......                54,753
Net unrealized holding gains (losses)
on available-for-sale securities.............                 9,146
Cumulative foreign currency translation
adjustments..................................                     0
Total equity capital.........................             1,882,330
Total liabilities, limited-life
preferred stock, and equity capital..........            23,345,154